Exhibit 10.6

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), made this day of , , between Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Company”), and [___________________] (the “Participant”).

WITNESSETH:

WHEREAS, the Company adopted the Farmers & Merchants Bancorp, Inc. 2015 Long- Term Stock Incentive Plan (the “Plan) in order to provide select key employees with additional incentives to achieve long-term corporate objectives; and

WHEREAS, the Participant is an Employee of the Company or a Subsidiary and an eligible Participant as defined by the Plan; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors has decided that the Participant should be granted restricted shares of the Company’s no par value common stock, (“Common Stock”), on the terms and conditions set forth below in accordance with the terms of the Plan.

NOW, THEREFORE, in consideration of the past and future services provided to the Company by the Participant and the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

(a)
Grant of Restricted Stock

The Company hereby grants to the Participant a total of [__________________] shares of the Common Stock of the Company (the “Restricted Shares”), subject to the transfer restrictions, vesting schedule and other conditions set forth the Plan and this Agreement. The Participant shall not be required to provide the Company with any payment (other than Participant past and future services to the Company in exchange of such Restricted Shares.

As provided in Section 4, the Company shall cause the Restricted Shares to be issued and a stock certificate (or book-entry registration) representing the Restricted Shares to be registered in the name of the Participant promptly upon execution of this Agreement. On or before the date of execution of this Agreement, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Shares.

(b)
Restrictions

a.
The Participant shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to the Restricted Shares, except that the following restrictions shall apply until such time or times as these restrictions lapse under Section 3 or any other provision of this Agreement or the Plan:

(i)
the Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Shares until the restrictions imposed by this Agreement have lapsed with respect to those Restricted Shares:

(ii) the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before these restrictions have lapsed, except with the consent of the Company; and

(iii) the Restricted Shares shall be subject to forfeiture upon termination of the Participants employment with the Company to the extent set forth in Section 6 below.

b.
Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

3. Vesting; When Restrictions Lapse

Pursuant to terms of the Plan the Committee has determined that the restrictions applicable to the Restricted Shares shall lapse and the Restricted Shares shall vest on March 1, 2027, or at such earlier time as the restrictions may lapse pursuant to the terms of the Plan.

4.
Issuance of Stock

The Restricted Shares shall be issued, in certificate or book-entry form, promptly following the execution of this Agreement, and shall be delivered to such custodian as may be designated by the Company, to be held until the restrictions lapse. Such Restricted Shares shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Farmers & Merchants Bancorp, Inc. Copies of such Agreement are on file in the offices of the Corporate Secretary, Farmers & Merchants Bancorp, Inc., 307 N. Defiance St., P.O. Box 216, Archbold, Ohio 43502-0216 which will be provided, without charge, to the shareholder upon five days written request therefore.”

Once the restrictions imposed by this Agreement have lapsed, shares of the Company’s common stock representing the newly vested Restricted Shares shall be promptly issued, without the forgoing restrictive legend, to the Participant (or to the person to whom the rights of the Participant shall have passed by will or the laws of descent and distribution), but not before the Participant has made arrangements satisfactory to the Company for tax withholding (as required by Section 5), and provided that any shares representing the portion of the newly vested shares (if any) that the Participant applies to satisfy Participant tax withholding obligations, as provided by Section 5, shall be delivered to the Company rather than to the Participant.

5. Tax Reporting and Withholding

The Participant is an employee of either the Company, or a Subsidiary, as such terms are defined in the Plan. The Company will make and file, or cause to made and filed by the Subsidiary that employs the Participant, all required tax reports with respect to federal, state, and local taxes applicable to the Restricted Shares.

Upon the earlier to occur of (i) the date the restrictions applicable to the Restricted Shares lapse under the terms of this Agreement, or (ii) the Participant makes a valid election under Section 83 (b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall notify the Participant of the amount of tax that must be withheld by the Company under all applicable federal, state, and local tax laws. The Participant agrees to make arrangements with the Company to (a) remit the required amount to the Company, or its Subsidiary, in cash, (b) deliver to the Company, or its Subsidiary, shares of Common Stock currently held by the Participant (including newly vested Restricted Shares) with a value equal to the required amount, (c) authorize the deduction of the required amount from the Participant’s compensation, or (d) otherwise provide for payment of the required amount in a manner satisfactory to the Company, or its Subsidiary.

Participant will give reasonable advance notice to the Company of an intention to make an election pursuant to Section 83 (b) of the Code and will cooperate with the Company in connection with the timing of such election. Participant shall be solely responsible for any filings, including the timeliness thereof, of any election made by the Participant under Section 83 (b) of the Code.

6.
Grant Not to Affect Employment

Neither this Agreement nor the Restricted Shares granted hereunder shall confer upon the Participant any right to continued employment with the Company, or any Subsidiary.

7.
Noncompetition, Nonsolicitation and Business Protection
(a)
Noncompetition Agreement and Nonsolicitation.
(i)
In view of Participant's importance to the success of the Company, Participant’s access to the Company’s confidential business information, and Participant’s relationships with the Company’s customers, Participant and the Company agree that the Company would likely suffer significant harm from Participant's competing with the Company or a Subsidiary during Participant's term of employment with the Company or a Subsidiary and for some period of time thereafter. Accordingly, Participant agrees that Participant shall not engage in competitive activities while employed by the Company or a Subsidiary and during the Restricted Period. Participant shall be considered to be engaged in competitive activities if Participant shall, without the prior written consent of the Company, render services directly or indirectly, as an employee, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of the Company or any Subsidiary in providing financial products or services (including, without limitation, banking, life insurance and annuity contracts, or securities products or services) to consumers or businesses, or directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise which competes directly or indirectly with the business of the Company or any Subsidiary in providing financial products or services (including, without limitation, banking, life insurance and annuity contracts or securities products or services) to consumers or businesses. Notwithstanding the preceding sentence, Participant shall not be prohibited from owning less than 1 percent of any publicly traded corporation, whether or not such corporation is in competition with the Company or a Subsidiary. During the Participant's employment by the Company or a Subsidiary, and during the Restricted Period, the covenants contained in this Section 7 shall be limited to the geographic areas comprising a 75 mile radius of any office of the Company or a Subsidiary, whether established now or after the date of this Agreement, including the main office, a branch banking office or any other office such as a loan production office.
(ii)
While employed by the Company or a Subsidiary and during the Restricted Period, Participant agrees that Participant shall not, in any manner, directly or indirectly, (x) solicit by mail, by telephone, by personal meeting, or by any other means, either directly or indirectly, any customer or prospective customer of the Company or a Subsidiary to whom Participant provided services, or for whom Participant transacted business, or whose identity becomes known to Participant in connection with Participant's services to the Company or a Subsidiary (including employment with or services to any predecessor or successor entities), to transact business with a person or an entity other than the Company or a Subsidiary or to refuse or refrain from doing any business with the Company or a Subsidiary or (y) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company or a Subsidiary and any such customer or prospective customer. The term "solicit" as used in this Agreement means any communication of any kind whatsoever, inviting, encouraging or requesting any person to take or refrain from taking any action with respect to the business of the Company or a Subsidiary.
(iii)
While employed by the Company or a Subsidiary and during the Restricted Period, Participant agrees that Participant shall not, in any manner, directly or indirectly, solicit any person who is an employee of the Company or any Subsidiary to apply for or accept employment or a business opportunity with any other person or entity.
(iv)
The parties agree that nothing herein shall be construed to limit or negate the common law of torts or trade secrets where it provides broader protection than that provided herein.
(v)
For purposes of this Section 7 the term "Restricted Period" shall be the period of one year following termination for any reason of Participant’s employment with the Company or a Subsidiary.
(vi)
It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court or arbitrator determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of the Participant, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.
(b)
Confidential Information.
(i)
Participant has obtained and may obtain confidential information concerning the businesses, operations, financial affairs, organizational and personnel matters, policies, procedures and other non-public matters of the Company and its Subsidiaries, that is not generally disclosed to persons not employed by the Company or its Subsidiaries. Such information (referred to herein as the "Confidential Information") may have been or may be provided in written form or orally. Participant shall not disclose to any other person the Confidential Information at any time during Participant’s employment with the Company or a Subsidiary or after the termination of Participant’s employment, provided that Participant may disclose such Confidential Information only to a person who is then a director, officer, employee, partner, attorney or agent of the Company or a Subsidiary who, in Participant's reasonable good faith judgment, has a need to know the Confidential Information.
(c)
Effect of Breach; the Company's Remedies
(i)
The right to receive any unvested Restricted Shares provided for under this Agreement shall terminate upon Participant's breach of any of Participant's obligations set forth in this Section 7.
(ii)
Participant acknowledges that this award constitutes valuable consideration to Participant and that a violation on Participant's part of this Section 7 would cause immeasurable and irreparable damage to the Company. Accordingly, Participant agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any of the provisions of this Section 7, in addition to any other remedies it may have.
(iii)
In addition to the Company's right to seek injunctive relief as set forth in subsection (ii) above of this Section 7, in the event that Participant shall violate the terms and conditions of this Section 7, the Company may: (x) make a general claim for damages and (y) terminate any payments or benefits payable by the Company, if applicable, to Participant.
(iv)
The Board shall be responsible for determining whether Participant shall have violated this Section 7, and in the absence of Participant's ability to show that the Board has acted in bad faith and without fair dealing; such decision will be final and binding. Upon the request of Participant, the Company shall provide an advance opinion as to whether a proposed activity would violate the provisions of section.
8.
Nonregistration of securities

The Restricted Shares are issued to the Participant without registration under the Securities Act of 1933, nor any state securities law or regulation and are restricted on transfer. Certificates for the Restricted Shares will bear the following legend.

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless the Shares have been registered under said Act or an exemption from such registration requirement is available. If the Shares are to be sold or transferred pursuant to an exemption from the registration requirement, the Company may require a written opinion of counsel, satisfactory to counsel for Company, to the effect that registration is not required and that such transfer will not violate said Act or applicable state securities laws.

9.
Miscellaneous

(a)
Unless otherwise set forth in this Agreement the Restricted Shares are subject to all of the provision applicable to Incentive Awards and Restricted Share Awards as set forth in the Plan.

(b)
This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

(c)
The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(d)
The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the Ohio General Corporation Law.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

ATTEST: Farmers & Merchants Bancorp, Inc.

_______________________________ ___________________________________

Melinda L. Gies By: Lars B. Eller

Board Administrator President & CEO

Participant

_______________________________

(Participant)

(Title)